UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

December 10, 2024

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2024, Patterson Companies, Inc., a Minnesota corporation (the “Company” or “Patterson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Paradigm Parent, LLC, a Delaware limited liability company (“Parent”), and Paradigm Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital.

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company:

•

each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (each a “Share” and collectively, the “Shares”), other than Shares to be cancelled pursuant to Section 2.1(b) or converted pursuant to Section 2.1(c) of the Merger Agreement and the Dissenting Shares (as defined in the Merger Agreement), shall be converted automatically into the right to receive $31.35 per Share in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”) (upon surrender of the certificates or book-entry shares as specified in the Merger Agreement);

•

each option to purchase Shares (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any such Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be cancelled for no consideration;

•

each outstanding award of Company restricted stock awards, restricted stock units, or performance units, in each case that at such time is subject solely to service-based vesting conditions (collectively, “Company RSUs”) shall become fully vested and shall automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration; and

•

each outstanding award of Company performance-based restricted stock units that at such time is subject to performance-based vesting conditions (“Company PRSUs”) and is outstanding immediately prior to the Effective Time will become vested as to the number of Shares subject to such award that would vest based on target level achievement of all performance targets (without application of any modifier), and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the number of vested Shares underlying such award, multiplied by (y) the Merger Consideration and the unvested portion of such Company PRSUs will be cancelled for no consideration.

The board of directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth in the Merger Agreement, unanimously (with Donald J. Zurbay, Chief Executive Officer and Director of the Company, having recused himself (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the shareholders of the Company for its adoption and approval, and (iv) resolved to recommend that the Company’s shareholders vote to adopt and approve the Merger Agreement, including the Merger.

Assuming the satisfaction of the conditions set forth in the Merger Agreement and briefly discussed below, the Company expects the Merger to close in the fourth quarter of the Company’s fiscal 2025. The Company will, promptly after the execution of the Merger Agreement and in any event, no later than 30 business days after the execution of the Merger Agreement, prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) whereby the Company will ask the shareholders of the Company to vote on the adoption and approval of the Merger Agreement at a special shareholder meeting that will be held on a date, and at the time and place, to be announced when finalized (the “Proxy Statement”).

The closing of the Merger is subject to various closing conditions, including (i) adoption and approval of the Merger Agreement, including the Merger, by holders of a majority of the Shares then outstanding and entitled to vote thereon (the “Company Shareholder Approval”), (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the consummation of the Merger not being restrained, enjoined or prohibited by any law or order that is continuing and remains in effect, and (iv) subject to a Company Material Adverse Effect (as defined in the Merger Agreement) and other customary materiality qualifications, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants and agreements contained in the Merger Agreement. The closing of the Merger is not subject to a financing condition.

Parent has obtained equity and debt financing commitments, the aggregate proceeds of which are expected to be sufficient for Parent to consummate the Transactions in accordance with the Merger Agreement. Patient Square Equity Partners, LP, an affiliate of Parent, has committed to purchase equity interests in Parent amounting to $1,625 million in the aggregate on the terms and subject to the conditions set forth in an equity commitment letter dated December 10, 2024 (the “Equity Commitment Letter”), and has provided the Company with a limited guaranty in favor of the Company dated December 10, 2024 (the “Limited Guaranty”), guaranteeing, subject to the terms and conditions of the Limited Guaranty, the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

Parent has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. UBS Securities LLC, UBS AG, Stamford Branch, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (together with certain of their affiliates, the “Lenders”) have agreed to provide Parent with debt financing in an aggregate principal amount of up to $1,850 million in term loans, $500 million in bridge loans and a $900 million revolver, in each case on the terms set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to customary terms and conditions.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business and operations in all material respects in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain material transactions during such period, to convene and hold a special meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, to use reasonable best efforts to cooperate with Parent in connection with the debt financing for the Transactions, to use reasonable best efforts to obtain regulatory approvals and, subject to certain customary exceptions, for the Company Board to recommend that the shareholders approve and adopt the Merger Agreement, including the Merger. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant that Parent use its reasonable best efforts to consummate the equity and debt financings and to obtain regulatory approvals.

The Merger Agreement provides that during the period beginning on the date of the Merger Agreement and continuing until 40 days thereafter (such date, the “No-Shop Period Start Date”), the Company may, among other things: (i) solicit, initiate or facilitate in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to any offer or proposal from a third party concerning a merger, consolidation or other business combination transaction or other types of arrangements (as specified in the Merger Agreement) with the Company (“Acquisition Proposal”), including by providing information (including non-public information or data) relating to the Company, any of its subsidiaries or their respective businesses, properties or assets and affording access to personnel of the Company and its subsidiaries to any person that has entered into an acceptable confidentiality agreement with the Company; and (ii) continue or enter into any discussions or negotiations with any person regarding any Acquisition Proposals, and facilitate any inquiries, offers, proposals, discussions or negotiations or any effort to make any Acquisition Proposals or other proposals that could reasonably be expected to lead to Acquisition Proposals, including by granting a limited waiver under any pre-existing “standstill” or other similar provision to the extent necessary to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to the Company.

The Merger Agreement provides that, during the period commencing on the No-Shop Period Start Date, the Company will cease discussions or negotiations with any third party relating to an Acquisition Proposal and may not solicit, initiate or facilitate any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, provide non-public information to any third parties or participate or engage in discussions or negotiations with any third party with respect to an Acquisition Proposal.

Further, even after the No-Shop Period Start Date and prior to the receipt of the Company Shareholder Approval, if the Company receives a bona fide written Acquisition Proposal from a third party, the Company has not breached the non-solicitation provision of the Merger Agreement with respect to such Acquisition Proposal and the Company Board determines in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company may provide any non-public information relating to the Company or any of its subsidiaries, or afford to such third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries (subject to entry into an acceptable confidentiality agreement with such third party and other customary notice and information obligations to Parent) and engage in discussions or negotiations with such third party with respect to any such Acquisition Proposal.

Prior to obtaining the Company Shareholder Approval, the Company Board may effect a Change of Board Recommendation (as defined below) and/or terminate the Merger Agreement if the Company has received a bona fide Acquisition Proposal that the Company Board determines in good faith constitutes a more favorable transaction from a financial point of view for the Company’s shareholders than the Merger (a “Superior Proposal”). The Company shall not be entitled to effect a Change of Board Recommendation or terminate the Merger Agreement unless (i) the Company provided at least five days’ prior written notice (“Notice Period”) to Parent of the Company’s intention to take such action (as specified in the Merger Agreement) (ii) during the Notice Period, the Company, if requested by Parent, will have negotiated in good faith with Parent regarding any amendment to the Merger Agreement proposed by Parent and intended to cause the relevant Acquisition Proposal to no longer be a Superior Proposal, and (iii) the Company Board shall have considered in good faith any adjustments and/or amendments to the Merger Agreement that Parent shall have proposed by 11:59 am Central time on the last day of the Notice Period and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such adjustments and/or amendments were to be given effect. A “Change of Board Recommendation” exists if, among other circumstances set forth in the Merger Agreement, the Company Board (i) approves, endorses or recommends (or publicly proposes to do so) any Acquisition Proposal, (ii) withdraws, changes, amends or qualifies (or publicly propose to do so), in a manner adverse to the Parent or Merger Sub, the Company Board recommendation that the Company’s shareholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approves or causes the Company to enter into any merger agreement, letter of intent, memorandum of understanding or similar agreement relating to an Acquisition Proposal, (iv) fails to include the recommendation that the Company’s shareholders adopt and approve the Merger Agreement in the Proxy Statement or (v) resolves or agrees to do any of the foregoing.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement may be terminated by (i) mutual written consent of both parties prior to the Effective Time, (ii) by either Company or Parent if the Company Shareholder Approval is not obtained upon a vote taken at the Company special meeting of shareholders, (iii) by either Company or Parent at any time prior to the Effective Time if any court or other governmental entity issues a final non-appealable order or takes any other action permanently restraining, enjoining or prohibiting the consummation of the Transactions or any law is enacted, entered or enforced that is continuing and remains in effect that prohibits, makes illegal or enjoins the consummation of the Transactions, (iv) by either Company or Parent if the Effective Time does not occur on or before June 8, 2025 (the “Outside Date”), which date may be extended by two business days after the last day of any then-pending Notice Period, (v) by Parent if the Company Board effects a Change of Board Recommendation or the Company enters into a definitive agreement relating to a Superior Proposal prior to receipt of the Company Shareholder Approval, (vi) by the Company if the Company Board determines to accept, and concurrently enters into a definitive agreement with respect to, a Superior Proposal prior to the receipt of the Company Shareholder Approval, (vii) by Parent if the Company breaches the Merger Agreement, Parent delivered a notice of such breach or failure to perform to the Company and such breach or failure to perform is not capable of cure prior to the Outside Date or the Company fails to cure within 30 days, (viii) by the Company if Parent breaches the Merger Agreement, the Company delivered notice of such breach or failure to perform and such breach or failure to perform is not capable of cure prior to the Outside Date or Parent fails to cure within 30 days, or (ix) by the Company if, all closing conditions are satisfied and Parent fails to close within three business days following written confirmation from the Company that if the equity and debt financing are funded it is prepared to close. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations thereunder, provided that the Company may only cause Parent to consummate the Merger if certain requirements are satisfied, including the availability of the equity and debt financing to be funded.

If the Merger Agreement is validly terminated by Parent in the event that the Company’s Board makes a Change of Board Recommendation or enters into a definitive agreement with respect to a Superior Proposal prior to receipt of the Company Shareholder Approval or by the Company in the event that it enters into a definitive agreement with respect to a Superior Proposal prior to receipt of the Company Shareholder Approval, then the Company shall pay to Parent a termination fee as follows: if the Merger Agreement is terminated prior to the No-Shop Period Start Date, the termination fee will be $55,379,181 and if after the No-Shop Period Start, the termination fee will be $110,758,363.

The Company may also be required to pay a termination fee to Parent if an Acquisition Proposal is publicly announced and the Merger Agreement is subsequently terminated due to failure to obtain the Company Shareholder Approval and within 12 months after such termination, the Company enters into a definitive agreement in respect of the Acquisition Proposal and such transaction is consummated.

If the Company terminates the Merger Agreement because all closing conditions are satisfied, the equity and debt financing are funded and Parent fails to close within three business days following written confirmation from the Company that it is prepared to close, then Parent shall pay to the Company a termination fee of $221,516,727.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2 and is incorporated into this Current Report on Form 8-K by reference in its entirety.

The Merger Agreement has been filed as an exhibit to provide investors and shareholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger

Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing with the SEC in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Upon the closing of the Merger, the Shares will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On December 11, 2024, the Company issued a press release announcing the Merger, a copy of which is filed as Exhibit 99 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2	Agreement and Plan of Merger by and among Paradigm Parent, Inc., Paradigm Merger Sub, Inc. and Patterson Companies, Inc., dated as of December 10, 2024.

99	Press release of Patterson Companies, Inc., dated December 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the proposed Merger and the ability to consummate the proposed Merger, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this report. These uncertainties include, but are not limited to, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory and shareholder approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; adverse changes in supplier rebates or other purchasing incentives; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks inherent in our growing use of artificial intelligence systems to automate processes and analyze data; adverse impacts of wide-spread public health concerns as we experienced with the COVID-19 pandemic and may experience in the future; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference in our Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024 and our definitive proxy statement for our 2024 annual meeting of shareholders filed with the SEC on August 2, 2024 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The information contained in this report is made only as of the date hereof, even if subsequently made available on our website or otherwise.

Additional Information and Where to Find It

This report relates to the proposed Merger of Merger Sub with and into Patterson. A special meeting of the shareholders of Patterson will be announced as promptly as practicable to seek shareholder approval in connection with the proposed Merger. Patterson expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Shareholders of Patterson are urged to read the definitive proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about Patterson, Parent, Merger Sub and the Merger. Shareholders may obtain a free copy of these materials (when they are available) and other documents filed by Patterson with the SEC at the SEC’s website at www.sec.gov, at Patterson’s website at www.pattersoncompanies.com or by sending a written request to our Corporate Secretary at our principal executive offices at 1031 Mendota Heights Road, St. Paul, MN 55120.

Participants in the Solicitation

Patterson, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the Merger. Information regarding the Company’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/891024/000089102424000008/pdco-20240427.htm) and (ii) the “Item No. 1 - Election of Directors,” “Compensation Discussion and Analysis,” and “Security Ownership of Certain Beneficial Owners” section of Patterson’s definitive proxy statement for its 2024 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”) filed with the SEC on August 2, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/891024/000114036124035443/pdco-20240916.htm). To the extent that holdings of Patterson’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of Patterson’s shareholders in connection with the Merger, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials relating to the Merger when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 11, 2024	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary